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                                                                    EXHIBIT 11.1
                                                                    ------------


                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                               AND SUBSIDIARIES
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STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
Common Stock outstanding entire year                                                                             15,393,474
Add effect of:
    January 1996 shares                                                      124,888
    IPO shares                                                             5,123,124
    Preferred shares converted                                               684,135
    Minority Interest Exercised                                            1,792,680
    Put options                                                              110,061
    Options exercised during 1996                                              2,995
    Stock Options                                                            358,450                                      -
                                                                     ----------------
                                                                                             8,196,333

Shares outstanding for Primary Per Share Calculation                                                             23,589,807
                                                                                                          ==================
Primary Net Income:
    Reported Net Income                                                  $63,906,000
    Add: Minority Interest Income                                            985,000
    Less: Preferred Dividends Paid                                        (1,088,000)
                                                                     ----------------
Income Available for Common Shareholders                                                                        $63,803,000
                                                                                                          ==================
             PRIMARY NET INCOME PER SHARE                                                                             $2.70
                                                                                                          ==================

Shares added for Fully Dilutive Calculation to reflect the effect of:

    Conversion of Preferred Shares                                           305,562
    Put Options                                                               49,158
    Stock options                                                             25,422
                                                                     ----------------
                                                                                               380,142
                                                                                       ----------------

Shares outstanding for Fully Dilutive Per Share

    Calculation                                                                                                  23,969,949
                                                                                                          ==================

Fully Diuted Net Income:

    Reported Net Income                                                  $63,906,000
    Add: Minority Interest Income                                            985,000

    Less: Preferred Dividend Paid on Shares to be

       Redeemed                                                             (499,000)

Income Available for Common Shareholders (fully
    dilutive)                                                                                                   $64,392,000
                                                                                                          ==================
          FULLY DILUTIVE NET INCOME PER SHARE                                                                         $2.69
                                                                                                          ==================
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FULLY DILUTIVE EARNINGS PER SHARE IS NOT PRESENTED ON THE FACE OF THE INCOME
STATEMENT BECAUSE THE DILUTIVE EFFECT IS LESS THAN 3% OF PRIMARY EARNINGS PER
SHARE.